Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of May 21, 2019, among WARNER MEDIA, LLC, a Delaware limited liability company and successor by merger to TIME WARNER INC. (the “Company”), HISTORIC TW INC., a Delaware corporation (“HTW”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, HTW, HBO and TBS have executed and delivered to the Trustee an Indenture, dated as of March 11, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of June 14, 2018 and as further amended and supplemented hereby (the “Indenture”), under which the Company has issued (i) U.S.$500,000,000 of its 4.00% Notes due 2022, (ii) U.S.$500,000,000 of its 3.40% Notes due 2022, (iii) €700,000,000 of its 1.95% Notes due 2023, (iv) U.S.$500,000,000 of its 4.05% Notes due 2023, (v) U.S.$750,000,000 of its 3.55% Notes due 2024, (vi) U.S.$1,500,000,000 of its 3.60% Notes due 2025, (vii) U.S.$600,000,000 of its 3.875% Notes due 2026, (viii) U.S.$800,000,000 of its 2.95% Notes due 2026, (ix) U.S.$1,500,000,000 of its 3.80% Notes due 2027, (x) U.S.$600,000,000 of its 6.200% Debentures due 2040, (xi) U.S.$1,000,000,000 of its 6.10% Debentures due 2040, (xii) U.S.$1,000,000,000 of its 6.25% Debentures due 2041, (xiii) U.S.$500,000,000 of its 5.375% Debentures due 2041, (xiv) U.S.$500,000,000 of its 4.90% Debentures due 2042, (xv) U.S.$500,000,000 of its 5.35% Debentures due 2043, (xvi) U.S.$600,000,000 of its 4.65% Debentures due 2044 and (xvii) U.S.$900,000,000 of its 4.85% Debentures due 2045 (collectively, the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, subject to certain exceptions noted therein, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under the Indenture;

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”) has solicited consents from the Holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the prospectus, dated as of May 13, 2019 (the “Prospectus”), filed with the Securities and Exchange Commission, forming part of AT&T’s Registration Statement on Form S-4, setting forth the terms and conditions of the offers by AT&T to exchange any and all of the outstanding Notes for new notes issued by AT&T, and set forth in Section 2 of this Second Supplemental Indenture;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from Holders of at least a majority of the outstanding aggregate principal amount of the Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the Company is authorized by a Board Resolution to enter into this Second Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, HTW, HBO, TBS and the Trustee mutually covenant and agree as follows:

SECTION 1.    Definitions.

(a)    Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

(b)    Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Second Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Second Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

SECTION 2.    Amendment to the Indenture.

(a)    The Indenture shall hereby be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Notes not affected by this Second Supplemental Indenture) in their entirety, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 10.05 (Legal Existence)

Section 10.06 (Limitation on Liens)

(b)    Section 8.01 of the Indenture (Consolidation, Merger, Conveyance or Transfer on Certain Terms) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate with or merge into any other Person, unless:

(1)    the Person formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; and

(2)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(c)    Section 8.02 of the Indenture (Successor Person Substituted) is hereby deleted and replaced in its entirety by the following:

“Upon any consolidation or merger of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein.”

(d)    The failure to comply with the terms of any of the deleted Sections or deleted Clauses of the Indenture set forth above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

SECTION 3.    This Second Supplemental Indenture.  This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 4.    GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.    WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, HTW, HBO, TBS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.    Counterparts.  This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7.    Headings.  The headings of this Second Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.    Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company, HTW, HBO and TBS and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

SECTION 9.    Separability.  In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Securities, but this Second Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.    Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 11.    Successors and Assigns.  All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.    Effectiveness.  This Second Supplemental Indenture shall become effective upon execution by all parties hereto. The Proposed Amendments set forth in Section 2 of this Second Supplemental Indenture shall become effective with respect to each series of Notes on the Settlement Date (as defined in the Prospectus).

SECTION 13.    Benefits of Second Supplemental Indenture.  Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Second Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

WARNER MEDIA, LLC,

by	/s/ Douglas S. Phillips
Name:	Douglas S. Phillips
Title:	Senior Vice President and Deputy General Counsel

HISTORIC TW INC.,

by	/s/ Douglas S. Phillips
Name:	Douglas S. Phillips
Title:	Senior Vice President and Secretary

HOME BOX OFFICE, INC.,

by	/s/ Douglas S. Phillips
Name:	Douglas S. Phillips
Title:	Senior Vice President

TURNER BROADCASTING SYSTEM, INC.,

by	/s/ Douglas S. Phillips
Name:	Douglas S. Phillips
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON, as Trustee,

by	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to Second Supplemental Indenture]